BUFFALO GOLD LTD.

INFORMATION CIRCULAR
as at July 25, 2005

SOLICITATION OF PROXIES

This information circular is furnished in connection with the solicitation of proxies by the management of Buffalo Gold Ltd. (the “Company”) for use at the annual general meeting of the shareholders of the Company (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice of Meeting and at any adjournment thereof.  The solicitation will be by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company.  No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company. The Company does not reimburse shareholders, nominees or agents for the costs incurred in obtaining from their principals authorization to execute forms of proxy.

APPOINTMENT OF PROXIES

The persons named in the accompanying instrument of proxy are directors and/or officers of the Company, and are proxyholders nominated by management.  A shareholder has the right to appoint a person to attend and act on its behalf at the Meeting other than the nominees of management named in the enclosed instrument of proxy. To exercise this right, a shareholder must strike out the names of the nominees of management named in the instrument of proxy and insert the name of its nominee in the blank space provided on the proxy.  A person appointed as proxy holder need not be a shareholder of the Company.

A form of proxy will only be valid if it is duly completed and signed as set out below and then deposited with either the Company’s registrar and transfer agent, Computershare Trust Company of Canada, 9th Floor, 100 University Street, Toronto, Ontario, M5J 2Y1 (Fax no. 1-866-249-7775; Outside North America: (416) 263-9524), or with the office of the Company at Guinness Tower, Suite 300, 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9 (Fax no. (604) 688-4169), at least 48 hours, excluding Saturdays, Sundays and holidays, prior to the commencement of the Meeting or any adjournment thereof.

An instrument of proxy must be signed by the shareholder or its attorney in writing, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders, as many shareholders do not hold their shares in the Company in their own name.  Shareholders holding their shares through their brokers, intermediaries, trustees or other persons (collectively, an “Intermediary”) or otherwise not in their own name (such shareholders referred to herein as “Beneficial Shareholders”) should note that only proxies deposited by shareholders appearing on the records maintained by the Company’s transfer agent as registered shareholders will be recognized and allowed to vote at the Meeting.  If a shareholder’s shares are listed in an account statement provided to the shareholder by a broker, in all likelihood those shares are not registered in the shareholder’s name and that shareholder is a Beneficial Shareholder.  Such shares are most likely registered in the name of the shareholder’s broker or an agent of that broker.  In Canada the vast majority of such shares are registered under the name of CDS & Co., the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms.  Shares held by Intermediaries, such as those held on behalf of a broker’s client, can only be voted at the Meeting at the direction of the Beneficial Shareholder. Regulatory polices require Intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings, and without specific instructions Intermediaries are prohibited from voting the shares of Beneficial Shareholders.  Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate party well in advance of the Meeting.

Materials pertaining to the Meeting which are sent to Beneficial Shareholders will generally be accompanied by one of the following forms:

(a)

A form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Beneficial Shareholder but which is otherwise not completed.  Because the Intermediary has already signed the form of proxy, it does not need to be signed by the Beneficial Shareholder.  In this case, the Beneficial Shareholder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it as set out under the heading “Appointment of Proxies”.  If a Beneficial Shareholder wishes to appear in person at the Meeting, it should strike out the names of the nominees of management named in the instrument of proxy and insert its name or the name of its nominee in the blank space provided on the proxy prior to the proxy being deposited.

(b)

A voting instruction form (“VIF”) which is not signed by the Intermediary, and which, when properly completed and signed by the Beneficial Shareholder and returned to the Intermediary (or its service company), will constitute voting instructions which the Intermediary must follow.  The VIF may consist of a one page pre-printed form or a regular printed instrument of proxy accompanied by a page of instructions which often includes a removable label containing a bar-code and other information.  If the form of VIF is the former, the Beneficial Shareholder must properly complete and sign the VIF and return it to the Intermediary in the manner specified in the VIF.  If the form of VIF is the latter, the Beneficial Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary in the manner specified in the VIF.

By properly returning the VIF in accordance with the instructions noted on it, a Beneficial Shareholder is able to instruct the Intermediary (or other registered shareholder) how to vote the Beneficial Shareholder’s shares on its behalf.  For this to occur, it is important that the VIF be completed and returned in accordance with the specific instructions noted on the VIF.

The vast majority of Intermediaries delegate responsibility for obtaining instructions from Beneficial Shareholders to ADP Investor Communications (“ADP”) in Canada.  ADP typically prepares a machine-readable VIF instead of a proxy, mails these VIFs to Beneficial Shareholders and asks Beneficial Shareholders to return the VIFs to ADP, usually by way of mail, the Internet or telephone.  ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting by proxies for which ADP has solicited voting instructions.  A Beneficial Shareholder who receives an ADP VIF cannot use that form to vote shares directly at the Meeting.  The VIF must be returned to ADP (or instructions respecting the voting of shares must otherwise be communicated to ADP) well in advance of the Meeting in order to have the shares voted.  If you have any questions respecting the voting of shares held through an Intermediary, please contact that Intermediary for assistance.

Should a Beneficial Shareholder who receives a VIF wish to attend the Meeting or have someone else attend on its behalf, the Beneficial Shareholder may request a legal proxy as set forth in the VIF, which will grant the Beneficial Shareholder or its nominee the right to attend and vote at the Meeting as set out under the heading “Appointment of Proxies”.

All references to shareholders in this information circular and the accompanying instrument of proxy and notice of Meeting are to registered shareholders unless specifically stated otherwise.

These materials pertaining to the Meeting are being sent to both registered shareholders and Beneficial Shareholders.  Beneficial Shareholders have the option of not objecting to their Intermediary disclosing certain ownership information about themselves to the Company (such Beneficial Shareholders are designated as non-objecting beneficial owners, or “NOBOs”) or objecting to their Intermediary disclosing ownership information about themselves to the Company (such Beneficial Shareholders are designated as objecting beneficial owners, or “OBOs”).

In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has elected to send these materials pertaining to the Meeting directly to the NOBOs and indirectly through Intermediaries to the OBOs.  The Intermediaries are responsible for forwarding the Meeting Materials to OBOs.

If you are a Beneficial Shareholder and the Company or its agent has sent these materials pertaining to the Meeting directly to you, your name and address and information about your holdings of the Company’s securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.  By choosing to send these Meeting Materials to you directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions.  Please return your voting instructions as specified in the VIF or instrument of proxy, as the case may be.

REVOCATION OF PROXIES

A proxy may be revoked by:

(a)

Signing a proxy bearing a later date and depositing it at the place and within the time aforesaid;

(b)

Signing and dating a written notice of revocation (in the same manner as the proxy is required to be executed, as set out in the notes to the proxy) and either delivering the same to the registered office of the Company, located at Suite 1400, 700 Second Street S.W., Calgary, Alberta, T2P 4V5, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the proxy is to be used, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof;

(c)

Attending the Meeting or any adjournment thereof and registering with the Scrutineer thereat as a shareholder present in person, whereupon such proxy shall be deemed to have been revoked; or

(d)

In any other manner provided by law.

Only registered shareholders have the right to revoke a proxy.  A Beneficial Shareholder who wishes to change its vote must, at least seven days before the Meeting, arrange for its Intermediary to revoke its proxy on its behalf

VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES

If a shareholder specifies a choice with respect to any matter to be acted upon, the shares represented by proxy will be voted or withheld from voting by the proxy holder in accordance with those instructions on any ballot that may be called for.  In the enclosed form of proxy, in the absence of any instructions in the proxy, it is intended that such shares will be voted by the proxyholder, if a nominee of management, in favour of the motions proposed to be made at the meeting as stated under the headings in the notice of meeting to which this information circular is attached.  If any amendments or variations to such matters, or any other matters, are properly brought before the meeting, the proxyholder, if a nominee of management, will exercise its discretion and vote on such matters in accordance with its best judgment.

The instrument of proxy enclosed, in the absence of any instructions in the proxy, also confers discretionary authority on any proxyholder other than the nominees of management named in the instrument of proxy with respect to the matters identified herein, amendments or variations to those matters, or any other matters which may properly be brought before the Meeting.  To enable a proxyholder to exercise its discretionary authority a shareholder must strike out the names of the nominees of management in the enclosed instrument of proxy and insert the name of its nominee in the space provided, and not specify a choice with respect to the matters to be acted upon.  This will enable the proxyholder to exercise its discretion and vote on such matters in accordance with its best judgment.

At the time of printing this information circular, management of the Company is not aware that any amendments or variations to existing matters or new matters are to be presented for action at the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

Only those common shareholders of record on July 22, 2005, will be entitled to vote at the Meeting or any adjournment thereof, in person or by proxy.  On July 22, 2005, [6,756,726] common shares without par value were issued and outstanding, each share carrying the right to one vote.

To the best knowledge of the directors and senior officers of the Company, as of the record date no shareholder beneficially owns, directly or indirectly, or controls or directs, shares carrying 10% or more of the voting rights attached to all outstanding shares of the Company.

ELECTION OF DIRECTORS

The Board of Directors presently consists of four directors and it is anticipated that four directors will be elected at the Meeting for the coming year.  The term of office for persons elected at the Meeting will expire at the next annual general meeting of shareholders of the Company, unless a director resigns or is otherwise removed in accordance with the Articles of the Company or the Alberta Business Corporations Act.

The persons named below will be presented at the Meeting for election as directors as nominees of management, and the persons named in the enclosed instrument of proxy intend to vote for the election of these nominees.

It should be noted that the names of further nominees for election as director may come from the floor during the Meeting.

The following table sets out the names of the persons to be presented for election as director as nominees of management, all other positions and offices with the Company now held by them, their principal occupation or employment, the year in which they became a director of the Company and the number of shares of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them, if any, as at the date hereof:

Name of Nominee and Present Position with the Company	Principal Occupation	Year First Became a Director	No. of Shares Beneficially Owned
John V. Tully (1) North Vancouver, B.C. President and Director	Geologist. President of the Company and several other TSX Venture Exchange mining companies.	2003	20,000
James G. Stewart (1) Vancouver, B.C. Director	Lawyer.	1999	11,238
Douglas Turnbull (1) Coquitlam, B.C. Director	Geological Consultant, President, Lakehead Geological Services Inc.	2001	21,000
Damien Reynolds Tallai, Queensland, Australia Director	President of Tournigan Gold Corporation, a TSX-listed mining company.	2004	190,000

(1)

Members of Audit Committee.

Unless otherwise stated, each of the above-named nominees has held the principal occupation or employment indicated for the past five years.

The above information has been furnished by the respective directors individually.

Damien Reynolds was a director of Tournigan Ventures Corporation (now called Tournigan Gold Corporation) from January 21, 2002 to May 21, 2002, during which time it was subject to a cease trade order for failing to file its financial statements as required by applicable securities legislation.  Mr. Reynolds was also a director of WPI Gold Ltd. from March 21, 2003 to May 14, 2004, during which time it was subject to a cease trade order for failing to file its financial statements as required by applicable securities legislation.

Except for the foregoing, no proposed director:

(a)

is, as at the date of this information circular, or has been, within 10 years before the date of this information circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity,

(i)

was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(iii)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within the 10 years before the date of this information circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table (presented in accordance with the rules (the “Rules”) made under the Securities Act (British Columbia) sets forth all annual and long term compensation for services in all capacities to the Company and its subsidiaries for the three most recently completed financial years (to the extent required by the Rules) in respect of the chief executive officer and the chief financial officer as at December 31, 2004, and the other three most highly compensated executive officers of the Company as at December 31, 2004, whose individual total compensation for the most recently completed financial year exceeded $150,000 (of which there were none) and any individual who would have satisfied these criteria but for the fact that individual was not serving as such an officer at the end of the most recently completed financial year (collectively the “Named Executive Officers” or “NEOs”).

The following table sets forth the summary of the compensation paid to the Company’s present chief executive officer, John Tully, and former chief executive officer, Douglas Turnbull, and to its present chief financial officer, Simon Anderson, and former chief financial officer, Tracy Moore, for the past three fiscal years.  It should be noted that the Company had an interim chief financial officer, David Douglas, from February 2004 to May 2004, however Mr. Douglas did not receive any compensation during that period.

Name and Principal Position	Fiscal Year Ended December 31	Annual Compensation			Long Term Compensation			All Other Compen-sation $
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen-sation	Securities Under Options Granted (#)	Shares/ Units Subject to Resale Restrictions ($)	LTIP Payouts ($)
John Tully President and CEO	2004 2003 2002	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	5,000 (2) 97,510 Nil
Douglas Turnbull President (1)	2004 2003 2002	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 36,000 Nil	Nil Nil Nil	Nil Nil Nil	5,000 (3) 76,864 (3) 7,378 (3)
Simon Anderson CFO and Secretary	2004 2003 2002	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	27,000 (4) Nil (5) Nil
Tracy Moore (6) CFO	2004 2003 2002	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 169,000 (7) Nil	Nil Nil Nil	Nil Nil Nil	Nil (4) 112,000 (5) Nil

Notes:

(1)

Mr. Turnbull resigned as president on December 31, 2002.

(2)

The Company accrued $5,000 to John V. Tully & Associates Inc., a consulting company controlled by Mr. Tully.

(3)

The Company paid or accrued $5,000 during 2004, $76,864 during 2003 and $7,378 during 2002 to Lakehead Geological Services Inc., a consulting company owned by Mr. Turnbull.

(4)

The Company paid or accrued $15,000 to MCSI Consulting Services Inc. on account of administrative and corporate finance services, and a further $12,000 on account of rent.  MCSI Consulting Services Inc. is a consulting company owned by Messrs. Moore and Anderson.

(5)

The Company paid or accrued $94,000 to MCSI Consulting Services Inc. on account of administrative and corporate finance services, and a further $18,000 on account of office rent.

(6)

Mr. Moore resigned as chief financial officer on January 31, 2004.

(7)

99,000 options were granted to Mr. Moore personally and 70,000 to MCSI Capital Corp, a company owned by Messrs. Moore and Anderson.

Long Term Incentive Plans

The Company does not have a Long Term Incentive Plan pursuant to which it provides compensation intended to motivate performance over a period greater than one financial year.

Termination of Employment, Change in Responsibilities and Employment Contracts

During the most recently completed financial year there were no employment contracts between the Company or its subsidiaries and a NEO, and no compensatory plans, contracts or arrangements where a NEO is entitled to receive more than $100,000 from the Company or its subsidiaries, including periodic payments or instalments, in the event of:

(a)

the resignation, retirement or any other termination of the NEO’s employment with the Company and its subsidiaries;

(b)

a change of control of the Company or any of its subsidiaries; or

(c)

a change in the NEO’s responsibilities following a change in control.

Pension and Retirement Benefit Plans

No pension or retirement benefit plans have been instituted by the Company, and none are proposed at this time.

Options

The following table summarizes the share options granted to the Named Executive Officers during the fiscal year ended December 31, 2004:

Name	Options Granted (# shares)	% of Total Options Granted	Exercise Price ($/share)	Market Value of Shares Underlying Options at Date of Grant ($/share)	Expiration Date
John V. Tully President and CEO	Nil	N/A	N/A	N/A	N/A
Simon J. Anderson CFO	Nil	N/A	N/A	N/A	N/A
Tracy A. Moore Former CFO	Nil	N/A	N/A	N/A	N/A

The following table sets forth a summary of share options exercised by and remaining outstanding to the Named Executive Officers for the fiscal year ended December 31, 2004:

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options at FY-End	$ Value of Unexercised In-the-Money Options (1)
John V. Tully President and CEO	Nil	Nil	Nil	Nil
Simon J. Anderson CFO	Nil	Nil	70,000 (2)	Nil
Tracy A. Moore Former CFO	Nil	Nil	70,000 (2)	Nil

Notes:

(1)

Value of unexercised in-the-money options calculated using the closing price of $0.125 for the common shares of the Company on the NEX Exchange on December 30, 2004, less the exercise price of in-the-money options.

(2)

Options held by MCSI Capital Corp., a company owned by Messrs. Moore and Anderson.

Compensation of Directors

During the most recently completed financial year there were no standard or other arrangements pursuant to which directors were compensated by the Company for services provided in their capacity as directors.

During the most recently completed financial year companies owned by the following directors were paid for providing consulting services to the Company.

Directors	Amount
John V. Tully	$5,000
Douglas Turnbull	$5,000

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out, as of the end of the Company’s fiscal year ended December 31, 2004, all required information with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	256,000	US$0.50	419,672
Equity compensation plans not approved by securityholders	Nil	N/A	N/A
Total	256,000	US$0.50	419,672

AUDIT COMMITTEE

General

The Audit Committee is a standing committee of the Board of Directors, the primary function of which is to assist the Board of Directors in fulfilling its financial oversight responsibilities, which will include monitoring the quality and integrity of the Company’s financial statements and the independence and performance of the Company’s external auditor, acting as a liaison between the Board of Directors and the Company’s external auditor, reviewing the financial information that will be publicly disclosed and reviewing all audit processes and the systems of internal controls management and the Board of Directors have established.

Terms of Reference for the Audit Committee

The Board of Directors has adopted the Audit Committee Charter, which sets out the Audit Committee’s mandate, organization, powers and responsibilities.  The Audit Committee Charter is attached as Schedule A to this information circular.

Composition

The Audit Committee consists of the following three directors.  Also indicated is whether they are ‘independent’ and ‘financially literate’.

Name of Member	Independent (1)	Financially Literate (2)
John Tully	No	Yes
James G. Stewart	Yes	Yes
Douglas Turnbull	Yes	Yes

Notes:

(1)

A member of the Audit Committee is independent if he has no director or indirect ‘material relationship’ with the Company.  A material relationship is a relationship which could, in the view of the Board of Directors, reasonably interfere with the exercise of a member’s independent judgment.  An executive officer of the Company, such as the president or secretary, is deemed to have a material relationship with the Company.

(2)

A member of the Audit Committee is financially literate if he has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

Because the shares of the Company are listed on the NEX Exchange (the “Exchange”), it is categorized as a venture issuer.  As a result, Multilateral Instrument 52-110 Audit Committees (“MI 52-110”) exempts the members of the Company’s Audit Committee from being independent.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, there has not been a recommendation of the Audit Committee to nominate or compensate an external auditor which was not adopted by the Board of Directors.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemption in section 2.4 (De Minimis Non-audit Services) of MI 52-110 or an exemption from MI 52-110, in whole or in part, granted under Part 8 (Exemptions) of MI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services, however, as provided for in MI 52-110 the Audit Committee must pre-approve all non-audit services to be provided to the Company or its subsidiaries, unless otherwise permitted by MI 52-110.

External Auditor Service Fees (By Category)

Financial Year Ending	Audit Fees (1)	Audit Related Fees (2)	Tax Fees(3)	All Other Fees (4)
December 31, 2004	$24,450	Nil	$1,000	Nil
December 31, 2003	$14,500	Nil	$1,000	Nil

Notes:

(1)

The aggregate fees billed by the Company’s auditor for audit fees.

(2)

The aggregate fees billed for assurance and related services by the Company’s auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not disclosed in the ‘Audit Fees’ column.

(3)

The aggregate fees billed for professional services rendered by the Company’s auditor for tax compliance, tax advice and tax planning.  These services involved the auditor’s provision of a tax opinion in connection with a flow-through share financing undertaken by the Company and the filing of the Company’s annual tax returns.

(4)

The aggregate fees billed for professional services other than those listed in the other three columns.

Exemption

Pursuant to section 6.1 of MI 52-110, the Company is exempt from the requirements of Part 3 Composition of the Audit Committee and Part 5 Reporting Obligations of MI 52-110 because it is a venture issuer.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the directors or executive officers of the Company or any subsidiary thereof, or any associate or affiliate of the above, is or has been indebted to the Company at any time since the beginning of the last completed financial year of the Company.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

The Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of each of the following persons in any matter to be acted upon at the Meeting other than the election of directors or the appointment of auditors:

(a)

each person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year;

(b)

each proposed nominee for election as a director of the Company; and

(c)

each associate or affiliate of any of the foregoing.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Unless otherwise disclosed herein, no informed person or proposed nominee for election as a director, or any associate or affiliate of any of the foregoing, has or has had any material interest, direct or indirect, in any transaction or proposed transaction since the commencement of the Company’s most recently completed financial year, which has materially affected or will materially affect the Company or any of its subsidiaries, other than as disclosed by the Company during the course of the year or as disclosed herein.

APPOINTMENT OF AUDITORS

The persons named in the enclosed instrument of proxy will vote for the appointment of Davidson & Company LLP, Chartered Accountants, as auditors for the Company to hold office until the next annual general meeting of shareholders of the Company, at a remuneration to be fixed by the Board of Directors.  Davidson & Company LLP were first appointed auditors of the Company in 2002.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Approval of Incentive Stock Option Plan

The Company has a “rolling” stock option plan (the “Plan”), which makes a maximum of 10% of the issued and outstanding shares of the Company available for issuance thereunder.  The policies of the Exchange require that a rolling plan such as the Plan be approved by the shareholders of the Company on an annual basis.

The purpose of the Plan is to provide directors, officers and key employees of, and certain other persons who provide services to, the Company and its subsidiaries with an opportunity to purchase shares of the Company at a specific price, and subsequently benefit from any appreciation in the value of the Company’s shares.  This provides an incentive for such persons to contribute to the future success of the Company and enhances the ability of the Company to attract and retain skilled and motivated individuals, thereby increasing the value of the Company’s shares for the benefit of all shareholders.

The exercise price of stock options granted under the Plan will be determined by the Board and will be priced in accordance with the policies of the Exchange, and will not be less than the closing price of the Company’s shares on the Exchange on the date prior to the date of grant less any allowable discounts.  All options granted under the Plan will have a maximum term of five years.

The Plan provides that it is solely within the discretion of the Company’s Board of Directors to determine who should receive options and how many they should receive.  The Board may issue a majority of the options to insiders of the Company.  However, the Plan provides that in no case will the Plan or any existing share compensation arrangement of the Company result, at any time, in the issuance to any option holder, within a one year period, of a number of shares exceeding 5% of the Company’s issued and outstanding share capital.

The full text of the Plan is available for review by any shareholder up until the day preceding the Meeting at the Company’s head office, located at Guinness Tower, Suite 300, 1055 West Hastings Street, Vancouver, British Columbia, and will also be available at the Meeting.

Upon the approval of the Plan by the Company’s shareholders, shareholder approval will not be required or sought on a case-by-case basis for the purpose of the granting of options to and the exercise of options under the Plan.

At the Meeting, shareholders will be asked to approve an ordinary resolution approving the Plan.  The text of the resolution to be considered and, if thought fit, approved at the Meeting is as follows:

 “BE IT RESOLVED THAT:

1.

Subject to the approval of the NEX Exchange, the Company’s stock option plan, which makes a total of 10% of the issued and outstanding shares of the Company available for issuance thereunder as described in the Company’s Information Circular dated July 25, 2005, be and is hereby ratified, confirmed and approved.

2.

Any one director or officer of the Company be and is hereby authorized and directed to perform all such acts, deeds and things and execute all such documents and other instruments as may be required to give effect to the true intent of this resolution.”

Approval of the resolution will require the affirmative vote of a majority of the votes cast at the Meeting in respect thereof.

Management of the Company recommends that the shareholders vote in favour of the approval of the Plan, and the persons named in the enclosed form of proxy intend to vote for such approval at the Meeting unless otherwise directed by the shareholders appointing them.

Additional Information

Additional information relating to the Company is available on SEDAR at www.sedar.com.  Financial information is provided in the Company’s comparative financial statements and MD&A for its most recently completed financial year.  Shareholders may also contact the Company at Guinness Tower, Suite 300, 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9, or by telephone at (604) 685-5492, to request copies of the Company’s comparative financial statements and MD&A for its most recently completed financial year.

Management of the Company knows of no other matters to come before the Meeting other than as set forth above and in the notice of Meeting accompanying this information circular.

DATED at Vancouver, British Columbia on the 25th day of July, 2005.

BY ORDER OF THE BOARD

“John V. Tully”

John V. Tully

President and Chief Executive Officer

SCHEDULE

Buffalo Gold Ltd.

Audit Committee Charter

STATEMENT OF POLICY

The purpose of the audit committee is to assist the board of directors (“the Board”) in discharging its responsibilities with respect to the accounting policies, internal controls, and financial reporting of Buffalo Gold Ltd. (the “Company”). The audit committee is also responsible for monitoring compliance with applicable laws and regulations, standards of ethical business conduct, and the systems of internal controls. The audit committee shall have the authority to retain special legal, accounting, or other consultants to advise the audit committee. The audit committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

MEMBERSHIP REQUIREMENTS

The audit committee shall conform to the requirements of the policies of the TSX Venture Exchange in effect from time to time, and comprise at least three directors, of whom a majority are not employees. Audit committee members will be appointed annually.

RESPONSIBILITIES

The primary responsibility for financial and other reporting, internal controls and compliance with laws and regulations and ethics rests with the management of the Company. However, the board of directors has determined that:

A.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

B.

Any engagement of the independent auditor to perform services other than audit, review and attest services must be approved by the audit committee. In order to safeguard the independence of the auditor, for any proposed non-audit engagement: (i) management and the auditor must affirm to the audit committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (ii) management must describe the reasons for hiring the auditor to perform the services; and (iii) the auditor must affirm to the audit committee that it is qualified to perform the services.

C.

The Company’s independent auditor shall report directly to the audit committee.

D.

The audit committee is responsible for resolving any disagreements between the Company’s management and independent auditor regarding financial reporting.

E.

The audit committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

F.

The audit committee may engage independent counsel and other advisers as it determines necessary to carry out its duties.

G.

The audit committee may use funds from the Company to (i) compensate any independent auditor engaged by the audit committee for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensate any advisers employed by the audit committee, and (iii) pay for any ordinary administrative expenses of the Committee that are necessary to carry out its duties.

SPECIFIC DUTIES

The audit committee has the following specific duties and reporting requirements:

1.

The audit committee shall meet on a regular basis and call special meetings as circumstances require.

2.

meeting, so that the Board is kept informed of its activities on a current basis.

3.

Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

4.

Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company, its divisions and its subsidiaries, if any.

5.

Receive periodic reports and/or disclosures from the independent auditors delineating all relationships with the Company, review any disclosed relationships that may impact the objectivity and independence of the auditors, and recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence.

6.

Approve the fees of the independent auditors budgeted for each year.

7.

Evaluate the performance of the independent auditors.

8.

Review with management and the independent auditors, the Company’s periodic financial statements, related footnotes and management’s discussion and analysis.

9.

Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

10.

Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

11.

Review with management and the independent auditors major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

12.

Review with the independent auditors and the Company’s financial management, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new and more detailed controls or procedures are desirable.

13.

Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

14.

Review, with the Company’s outside counsel when appropriate, any legal matters that may have a material impact on the organization’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

15.

Review with the independent auditor any problems or difficulties the auditors may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work including any restrictions on the scope of activities or access to required information.

16.

Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s by-laws and other adopted policies and procedures.

17.

The audit committee shall instruct the independent auditors that, if any significant problems are uncovered or if there are any areas that require its special attention, the chairman of the audit committee is to be so advised.

18.

The audit committee shall obtain from management explanations for all significant variances in the financial statements between years. The audit committee should consider whether the data are consistent with periodic management’s discussion and analysis (MD&A).

19.

The audit committee and the Board shall consider whether the independent auditors should meet with the full Board to discuss any matters relative to the financial statements and to answer any questions that other directors may have.

20.

Investigate any matter brought to the audit committee’s attention within the scope of its duties, with the power to retain outside counsel, accountants, or others to assist in the conduct of the investigation if the audit committee deems appropriate.